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                                                                   Exhibit 10.15

                              EMPLOYMENT AGREEMENT

     This EMPLOYMENT AGREEMENT is made and entered into as of the 1st day of March, 2003, by and between BCT International, Inc., a Delaware corporation (the Company), and Michael R. Hull (the Executive).

     Whereas, the Company desires to secure the services of the Executive, and the Executive desires to furnish such services to the Company upon the terms and conditions set forth in this agreement.

     Now, therefore, in consideration of the premises and mutual covenants set forth herein, the parties agree as follows:

     1. Employment - The Company agrees to employ the Executive and the Executive agrees to serve the Company, on the terms and subject to the conditions set forth herein.

     2. Duties - During the term of this Agreement, the Executive shall be employed as Vice President, Chief Financial Officer, Secretary and Treasurer of the Company, shall diligently perform the duties of same as shall be assigned to him by the Board of Directors and the Company's Chief Executive Officer (CEO), and shall exercise such power and authority as may from time to time be delegated to him by the Board and the CEO, The Executive shall devote his full time attention to the business affairs of the Company, render such services to the best of his ability, and use his best efforts to promote the interests of the Company.

     3. Term - The term of this Agreement and the employment of the Executive hereunder shall be for the fiscal years ending February 29, 2004 and February 28, 2005, unless sooner terminated in accordance with the terms and conditions hereof.

     4. Renewal - This Agreement shall be automatically renewed and extended for successive one-year terms unless either party gives written notice of non-renewal to the other party at least three months before the second anniversary date of the Agreement or the relevant anniversary date thereafter. If timely notice is given, this Agreement shall terminate upon the expiration of this Agreement or the then effective renewal term.

     5. Compensation, Base salary - The Executive shall receive base salary at the following annual rates:

                    Fiscal 2004           $139,000.00
                    Fiscal 2005           $145,950.00

          The base salary shall be payable in equal installments consistent with the Company's normal payroll schedule, subject to applicable withholding and

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          other taxes. If the term of this Agreement is renewed, the Executive shall be paid a base salary reflecting an increase of at least 5% over the base salary for the preceding year.

     6. Incentive Compensation - In addition to the base salary, the Executive shall receive annual incentive compensation for each year of this Agreement as follows: In fiscal 2004, the Executive may receive incentive compensation equal to 20% of the Executive's base salary, 10% upon the Company meeting its budget as approved by the Board of Directors, an 10% based upon the Executive operating his department within budget. This bonus is to be paid quarterly. In fiscal 2005, the Executive may receive incentive compensation equal to 20% of the Executive' base salary as in fiscal 2004. In addition, 10% of every dollar of pretax income generated by the Company in excess of the fiscal 2005 budget shall create an Excess Bonus Pool to which the Executive shall be entitled to a 20% share

     7. Car allowance - The Executive shall be entitled to a car allowance of $500.00 per month.

     8. Other Benefits - The Executive shall be entitled to all other benefits available to executive employees of the Company including, but not limited to 401k plan participation, section 125 cafeteria plan participation, health and dental insurance, life and disability insurance coverage.

     9. Indemnification - The Company agrees to defend, indemnify and hold harmless the Executive for acts in his capacity as an officer and/or director to the fullest extent permitted by Delaware corporate law as of the date of this Agreement (or as such right of indemnity may be increased in the future). The Company agrees to advance on behalf of the Executive the reasonable costs of defending any action or investigation (including reasonable attorney's fees and expenses) arising from the Executive's performance of his duties under this Agreement.

     10. Severance - Should the Executive's employment be terminated for any reason other than "cause" or the expiration of this Agreement, the Executive shall be entitled to receive his base salary for a period of 12 months. In addition, Executive shall be entitled to receive the pro-rata portion of any incentive compensation accrued in favor of the Executive on the date Executive's employment is terminated for other than "cause". For the purposes of this Agreement, "cause" is defined as (1) a willful breach by the Executive of any material terms or provisions of this Agreement, or (2) commission by the Executive of an act or acts involving fraud, embezzlement, misappropriation, theft or dishonesty against the property or personnel of the Company. Should the Executive be terminated for "cause" the Company shall pay Executive the amount of accrued but unpaid base salary to the date of termination and the Company shall have no further liability under this Agreement.



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     11.      PTO - The Executive shall be entitled to Four (4) weeks paid time off (PTO) each year. In the event of termination of the Executive for any reason, the Executive will be entitled to receive payment of his base salary for the accrued but unused portion of PTO as of the date of termination, in addition to any base salary and incentive compensation which may be due the Executive.

     12.      Restrictive Covenants.

              (a) Non-competition. While employed by the Company and for one year thereafter, unless his employment is terminated by the Company without cause or upon expiration of the employment term (the Non-Competition Period), the Executive shall not, directly or indirectly, engage in or have any interest in any sole proprietorship, partnership, limited liability company, corporation or business or any other person or entity other than the Company, its subsidiaries or affiliates (whether as an employee, officer, director, partner, agent, security holder, creditor, consultant, franchisee or otherwise) that directly or indirectly engages in a business similar to the Company's and/or its franchisees' then-existing business anywhere such business is then conducted by the Company and/or its franchisees (as may reasonably be determined by the Company to be the appropriate geographical market(s) for such products);

              (b) Nondisclosure. The Executive shall not at any time divulge, communicate, or use to the detriment of the Company or for the benefit of any other person or persons, or misuse in any way, any confidential information pertaining to the business of the Company. For purposes hereof, "confidential information" means information, including but not limited to, technical or non-technical data, a formula, pattern, compilation, program, device, method, technique, drawing, process, financial data, or list of actual or potential customers or suppliers, that is both: (i) sufficiently secret to derive economic value, actual or potential, from not being generally known to other persons who can obtain economic value from its disclosure or use; and (ii) the subject of efforts that are reasonable under the circumstances to maintain its secrecy or confidentiality. The provisions of this Section 12.(b) shall not apply to information which is or shall become generally known to the public or the trade (except by reason of the Executive's breach of his obligations hereunder), information which is or shall become available in trade or other publications (except by reason of the Executive's breach of his obligations hereunder), and information which the Executive is required to disclose by order of a court of competent jurisdiction (but only to the extent specifically ordered by such court and, when reasonably possible, if the Executive shall give the Company prior notice of such intended disclosure so that it has the opportunity to seek a protective order if it deems appropriate);

              (c) Non-solicitation of Employees and Customers. While employed by the Company and during the Non-competition Period thereafter, the Executive shall not, directly or indirectly, for himself or for any other person, firm,

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          corporation, partnership, limited liability company, association or other entity, attempt to employ or enter into any contractual arrangement with any employee or former employee of the Company, unless such employee or former employee has not been employed by the Company for a period in excess of six months; and

              (d) Books and Records. All books, records and accounts relating in any manner to the business, customers, suppliers or clients of the Company and all other documents, disks, software or other items containing confidential information relating to the Company, whether prepared by the Executive or otherwise coming into the Executive's possession, shall be the exclusive property of the Company and shall be returned immediately, together with any copies, to the Company on termination of the Executive's employment hereunder or on the Company's request at any time.

     13. Entire Agreement - Except for the severance agreement relating to a change in control of the Company granted by the Board of Directors on November 24, 2002, this Agreement shall constitute the entire Agreement between the Executive and the Company and shall supersede all prior agreements, arrangements, understandings, both oral and in writing between the Executive and the Company. This Agreement may not be modified in any way unless by a written instrument signed by both the Company and the Executive.

     14. Jurisdiction - This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

           IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above:


                                         BCT International, Inc.


                                         By:      William A. Wilkerson
                                                  --------------------
                                                  William A. Wilkerson, Chairman




                                         Executive


                                         Michael R. Hull
                                         ---------------
                                         Michael R. Hull